EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation

4319257 Canada, Inc.	Canada
4319265 Canada, Inc.	Canada
Abraxis Bioscience Australia Pty Ltd.	Australia
Abraxis BioScience Canada, Inc.	Canada
Abraxis BioScience France SAS	France
Abraxis BioScience Germany GmbH	Germany
Abraxis BioScience International B.V.	Netherlands
Abraxis BioScience International C.V.	Netherlands
Abraxis BioScience International Holding Company, Inc.	Delaware
Abraxis BioScience Italy Srl	Italy
Abraxis Bioscience Limited	United Kingdom
Abraxis BioScience Puerto Rico, LLC	Puerto Rico
Abraxis BioScience Service (Beijing) Co. Ltd. Beijing, P.R.C.	People’s Republic of China
Abraxis BioScience Spain Srl	Spain
Abraxis BioScience, LLC	Delaware
Abraxis Health, Inc.	Delaware
Anthrogenesis Corporation	New Jersey
Cabrellis Pharmaceuticals Corp.	Delaware
Celgene (Partnership)	Canada
Celgene Ab	Finland
Celgene AB	Sweden
Celgene ApS	Denmark
Celgene AS	Norway
Celgene BV	Netherlands
Celgene BVBA	Belgium
Celgene Canadian Finance Company LP	Canada
Celgene Chemicals Sarl	Switzerland
Celgene Co.	South Korea
Celgene Edinburgh Finance	Scotland
Celgene Europe, Limited	United Kingdom
Celgene European Investment Co. LLC	Delaware
Celgene Financing Company, LLC	Delaware
Celgene GmbH	Austria
Celgene GmbH	Germany
Celgene GmbH	Switzerland
Celgene Holdings East Corp.	New Jersey
Celgene Holdings Sarl	Switzerland
Celgene International Holdings Corporation	Delaware
Celgene International SARL	Switzerland
Celgene International, Inc.	Delaware
Celgene kft	Hungary
Celgene KK	Japan
Celgene Limited	Hong Kong

Name	State or Other Jurisdiction of Incorporation

Celgene Limited	Ireland
Celgene Limited	Taiwan
Celgene Limited	United Kingdom
Celgene llac Pazarlama ve Tic.Ltd. Sti.	Turkey
Celgene Logistics Sarl	Switzerland
Celgene Luxembourg Finance Company SARL	Luxembourg
Celgene Management Sarl	Switzerland
Celgene Netherlands BV	Netherlands
Celgene Netherlands II BV	Netherlands
Celgene Netherlands Investment, B.V.	Netherlands
Celgene NJ Investment Co	New Jersey
Celgene Pharmaceuticals (Shaghai) Co. Ltd	China
Celgene PTE Ltd	Singapore
Celgene Pty Limited	New Zealand
Celgene Pty Limited	Australia
Celgene Puerto Rico Distribution LLC	Puerto Rico
Celgene R&D Sarl	Switzerland
Celgene Research and Investment Company LLC	Delaware
Celgene Research, SL.	Spain
Celgene S.L.	Spain
Celgene Sarl	France
Celgene Sociedade Unipessoal Lda	Portugal
Celgene sp. zoo	Poland
Celgene Srl	Italy
Celgene sro	Czech Republic
Celgene sro	Slovakia
Celgene Summit Investment Co	New Jersey
Celgene Switzerland SA	Switzerland
Celgene UK Distribution Limited	United Kingdom
Celgene UK Holdings, Limited	United Kingdom
Celgene UK Manufacturing II, Limited	United Kingdom
Celgene UK Manufacturing III, Limited	United Kingdom
Celgene UK Manufacturing, Limited	United Kingdom
Celgro Corporation	Delaware
Canomed BioSciences, LLC	Delaware
Chicago Bioscience, LLC	Illinois
CHT I LLC	Delaware
CHT II LLC	Delaware
CHT III LLC	Delaware
CHT IV LLC	Delaware
Drug Source Company, LLC	Delaware
Easel Biotechnologies, LLC	Delaware
Expression Pathology, Inc.	Maryland
Global Strategic Partners, LLC	Delaware
Gloucester Pharmaceuticals Limited	United Kingdom
Gloucester Pharmaceuticals, Inc.	Delaware

Name	State or Other Jurisdiction of Incorporation

Jefferson XIII, LLC	Delaware
Metabil, LLC	Delaware
Morris Avenue Investment II, LLC	New Jersey
Morris Avenue Investment LLC	New Jersey
NeoDiagnostix, Inc.	Delaware
Pharmion International Ltd	Thailand
Pharmion LLC	Delaware
Pharmion Ltd	United Kingdom
Pharmion Poland sp zoo	Poland
Pi Applications, LLC	Delaware
Platco Technologies (Proprietary) Limited	South Africa
Resuscitation Technologies, LLC	Delaware
Seamair Risk Limited	Ireland
Shimoda Biotech (Proprietary) Limited	South Africa
Signal Pharmaceuticals, LLC	California
Stalar 3	Delaware
Stalar 4	Delaware
VivoRx Autoimmune, Inc.	California
Abraxis BioScience Brazil	Brazil
South African Pharmatech (PTY) Limited	South Africa
Abraxis BioScience Limited	Hong Kong
Health America Now, LLC	Delaware
Abraxis Health Provider Coalition, LLC	Delaware
Carety Health, LLC	Delaware
Vault Nanoscience, LLC	Delaware
Abraxis Health GridFlow, LLC	Delaware
California Health GridFlow, LLC	Delaware
AHI Investment, LLC	Delaware
Abraxis BioScience, Inc.	Delaware